                                                                    EXHIBIT 23.6




                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement of Republic Industries, Inc. on Form S-8 of our report dated March 31, 1997, with respect to the combined financial statements of Grubb Automotive, Inc., Jack Sherman Chevrolet, Inc., Lou Grubb Chevrolet, Inc., Lou Grubb Ford, Inc., Lou Grubb Saturn, Inc., and Saturn of Tempe, Inc. ("Grubb") as of and for the years ended December 31, 1996 and 1995 included in Republic Industries, Inc.'s Current Report on Form 8-K dated June 13, 1997, filed with the Securities and Exchange Commission, and our report dated October 31, 1996 with respect to the combined financial statements of Grubb as of December 31, 1995 and for the year then ended included in Republic Industries, Inc.'s Current Report on Form 8-K dated January 27, 1997, filed with the Securities and Exchange Commission.



                                                        /s/ ERNST & YOUNG LLP



Phoenix, Arizona
December 17, 1997